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                                                                   EXHIBIT 10.19

                            ASSET PURCHASE AGREEMENT


    This is an asset purchase agreement (the "Purchase Agreement" or "Agreement"), dated as of December 16, 1997 by and between WASHINGTON MORTGAGE FINANCIAL GROUP, LTD., a Delaware corporation whose principal place of business is in Vienna, Virginia ("Purchaser"), and NEW YORK URBAN SERVICING CO., INC., a New York corporation whose principal place of business is at 119 East 38th Street, New York, New York 10016 and NY URBAN WEST, INC., a New Jersey corporation whose principal place of business is at 71 Hudson Street, Hackensack, New Jersey 07601 (each of the latter two corporations being herein a "Seller").

    WHEREAS, Seller desires to sell, transfer, and assign to Purchaser and Purchaser desires to purchase and acquire from Seller (a) all of Seller's right, title, and interest in and to the servicing rights, obligations and benefits (the "Servicing") relating to the mortgage loans set forth in SCHEDULE A, which schedule is attached hereto and made an integral part hereof (the "Mortgage Loans"), (b) all of Seller's beneficial ownership of and interests (including the right to determine placement of balances) in the Escrow Accounts (as hereinafter defined) related to each Mortgage Loan (the Servicing and the beneficial ownership and rights to the Escrow Accounts being hereinafter sometimes collectively referred to as the Servicing), (c) all of Seller's right, title and interest in and to the prospective mortgage loans currently being processed for loan commitment or placement by the Seller which are the subject of an engagement letter between the Seller and the prospective borrower (the "Pending Business"), which Pending Business is set forth in SCHEDULE B, which schedule is attached hereto and made an integral part hereof, (d) all of Seller's right, title and interest in and to, and its obligations under, those Mortgage Servicing Agreements (as hereinafter defined), those agreements for the acquisition of mortgage loans originated or brokered by the Seller ("Correspondent Agreements"), and those certain excess servicing income sharing agreements (the "Sharing Agreements"), which Mortgage Servicing Agreements, Correspondent Agreements and Sharing Agreements are identified on SCHEDULE C, which schedule is attached hereto and made an integral part hereof, (e) all of Seller's right, title and interest in and to, and its obligations under, those leases under which the Seller is tenant (the "Leases"), those licenses under which the Seller is the licensee (the "Licenses"), and those contracts ("Contracts"), which Leases, Licenses and Contracts are listed and described in SCHEDULE D, which schedule is attached hereto and made an integral part hereof, and (f) all of Seller's right, title and interest in and to the names "NY Urban", "New York Urban Servicing Co., Inc.", "NY Urban West", "NY Urban West, Inc." and similar names utilizing the phrase "New York Urban" in any manifestation (collectively, the "Corporate Name"), and in and to certain furniture, fixtures, equipment and personal property, both tangible and intangible, as more specifically described and identified in SCHEDULE E, which schedule is attached hereto and made an integral part hereof, (the "Assets"), which Assets shall specifically exclude all cash, accounts
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receivable, notes receivable, stock and investment securities and any other property owned by the Seller which is not identified on Schedule E;

    WHEREAS, Purchaser desires to assume, in its sole discretion, the obligations of the Seller pursuant to the Leases;

    WHEREAS, the parties acknowledge that each of the Mortgage Loans listed on Schedule A is held by a private investor as indicated on Schedule A (the "Investor" or "Holder"), and that Seller is selling, and Purchaser is purchasing, the Servicing pursuant to and subject to the Investor's requirements; and

    WHEREAS, the parties acknowledge that for the purposes of this Agreement, "Escrow Accounts" shall mean, for each Mortgage Loan, those accounts established and maintained by Seller or its predecessor in accordance with the Holder's requirements for the deposit and retention of all collections of taxes, assessments, ground rents, hazard and other escrowed items on account of such Mortgage Loan.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

     DEFINITIONS: In addition to any words and phrases otherwise defined in this Agreement, for the purposes of this Agreement, the following terms have the meanings specified:

     "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible;

     "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim by any Person or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance;

     "COLLATERAL"--the real and personal property securing a Mortgage Loan or a bond, mortgage-backed security or other obligation relating to a Mortgage Loan;

     "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership;





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     "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "LIEN"--all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions;

     "LOAN DOCUMENTS"--any mortgage note or mortgage or similar instrument, and all amendments thereto, evidencing or securing a Mortgage Loan, and all related documents signed by the mortgagor with respect to a Mortgage Loan, including hard copies where available, and all machine-readable copies on any media;

     "MORTGAGE LOAN FILE"--the underwriting, credit and closing documentation, custodial documents, escrow documents, servicing documents, correspondence, and all other documents pertaining to a Mortgage Loan reasonably and customarily necessary for the prudent servicing of a Mortgage Loan, or as may be specifically required by any Investor.

     "MORTGAGE SERVICING AGREEMENT"--an agreement between the Seller and an Investor or a servicer or other party setting forth the terms and conditions under which Mortgage Loans or other obligations relating to Mortgage Loans have been and are to be serviced or subserviced and which may be incorporated in general guidelines and issuances of an Investor.

     "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.





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     "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability entity, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

     "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator.

     Notwithstanding anything in this Agreement to the contrary, the parties agree that in the event a referenced Schedule is not delivered simultaneously by the Seller with this Agreement, then the Purchaser may accept delivery of this Agreement and the Seller agrees to deliver such Schedule(s) to the Purchaser not later than two (2) business days prior to Closing (as hereinafter defined).

1. SALE OF PROPERTY. Seller hereby agrees to sell, transfer, assign, setover and convey to Purchaser and Purchaser agrees to purchase and acquire from Seller, as provided in this Agreement, all of Seller's right, title, benefits, detriments and interests, legal and equitable, in and to (i) the Servicing,
(ii) the Escrow Accounts, (iii) the Pending Business, (iv) the Mortgage Servicing Agreements, Correspondent Agreements and Sharing Agreements, (v) the Leases and (vi) the Assets, provided however, that certain Assets specifically identified on Schedule E are not owned, but are being leased, by the Seller, and as to such leased Assets, Purchaser shall assume the obligations of the Seller under the related leases as specifically disclosed on Schedule E. (The Servicing, the Escrow Accounts, the Pending Business, the Mortgage Servicing Agreements, the Mortgage Servicing Agreements,the Correspondent Agreements, the Sharing Agreements, the Leases, the Licenses and the Assets are sometimes referred to hereinafter collectively as the "Property".) Immediately upon the Closing, Purchaser shall assume all of Seller's rights and obligations with respect to each of the Mortgage Servicing Agreements, the Correspondent Agreements, the Sharing Agreements, the Leases, the Licenses and the Contracts.

2. PURCHASE PRICE. (a) The Purchase Price for the Property shall be FOUR MILLION EIGHT HUNDRED SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($4,875,000.00), and will be payable as follows: (i) $4,100,000.00 of the Purchase Price (the "Initial Portion") shall be paid by Purchaser in immediately available funds to Seller at the Closing Date (as hereinafter defined), and (ii) the remaining $775,000.00 of the Purchase Price (the "Deferred Portion") shall be payable by Purchaser to Seller after the Closing Date in immediately available funds in three (3) installments as follows:





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      (A) $258,334.00 upon the receipt after the Closing Date by Purchaser of loan origination fees and loan brokerage fees as more specifically described below (the "Fees") [*]; (B) an additional $258,333.00 upon the receipt after the Closing Date by Purchaser of Fees [*]; and (C) an additional $258.333.00 upon the receipt after the Closing Date by Purchaser of Fees [*]. Purchaser's obligation to pay any or all of the Deferred Portion shall terminate as of the first day of the forty-second (42nd) month after the Closing Date. The
Deferred Portion shall bear interest at the annual rate of nine percent (9%) and such interest shall accumulate and be payable by Purchaser to Seller (x) at the time of the final payment of the Deferred Portion, or (y) on the first day of the forty-second (42nd) month after the Closing Date, whichever occurs first. The aforesaid interest shall be calculated on the amount of the Deferred Portion actually paid by Purchaser to Seller. For purposes of this Agreement, "Fees" shall mean those fees payable to, and received and retained by, the Purchaser and which are generated or originated after the Closing Date by the Purchaser's employees in its New York City office who were employees of Seller as of the Closing Date and which are included in any of the following categories: (1) loan placement or brokerage fees with respect to both new mortgage loans and refinanced Mortgage Loans, (2) equity placement or brokerage fees with respect to both new mortgage loans and refinanced Mortgage Loans, (3) loan assumption fees with respect to both new mortgage loans and refinanced Mortgage Loans, (4) mortgage securitization profits allocable to mortgage loans originated by the Purchaser's employees in its New York City office after the Closing Date, (5) loan application fees, and (6) appraisal fees.

     (b) Seller and its representatives shall have the right to examine such books and records of Purchaser as may be reasonably necessary to verify the amount of the Fees received and retained by the Purchaser. Within five (5) business days after written notice is received by the Purchaser from the Seller, Purchaser shall make all such applicable records available for examination by Seller and its representatives at the Purchaser's principal place of business during the Purchaser's normal business hours. Seller and its representatives, at Seller's expense, may make copies of such applicable records as they deem appropriate and may remove such copies from the Seller's premises. Any such copies and any information derived therefrom or from the Seller's examination of the Purchaser's books and records shall be specifically subject to the confidentiality provisions of this Agreement.





---------------

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by "*" have been seperately filed with the commission.

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3.   PAYMENT OF PURCHASE PRICE.

     (a) At the Closing Date (as hereinafter defined), Purchaser shall deliver to the Seller or to its order by wire the Initial Portion of the Purchase Price in immediately available funds, pursuant to written instructions from the Seller to the Purchaser. As to any Deferred Portion of the Purchase Price payable by the Purchaser to the Seller after the Closing Date, the Purchaser shall deliver to the Seller or to its order by wire the required amount in immediately available funds pursuant to written instructions from the Seller to the Purchaser no later than thirty (30) business days after achievement of each relevant Fee level specified in Section 2 above.

     (b) Notwithstanding anything in this Agreement to the contrary, the amounts payable by the Purchaser for any installment of the Deferred Portion of the Purchase Price payable after the Closing Date may be adjusted and reduced by setting-off against the total amount payable for each installment, in addition to any amounts otherwise specifically provided for in this Agreement (but without duplication), that amount incurred by the Purchaser after the Closing Date as actual damages arising from a breach of any representation, warranty, agreement or covenant of the Seller made pursuant to this Agreement. Purchaser immediately shall notify Seller of any claims in writing promptly after receiving notice of any action, lawsuit, proceeding or other claim. Seller shall have the right to contest the action, lawsuit, proceeding or other claim and to assume the defense thereof. Each setoff, if any, made by Purchaser shall be made against the amount of the Deferred Portion of the Purchase Price payable to the Seller pursuant to this Agreement and, as a condition precedent to making such setoff, must be accompanied by the Purchaser's reasonably detailed written explanation of the basis for such setoff. Except as provided in this Agreement, this right of setoff in the Purchaser shall not limit, mitigate or be in derogation of any and all other rights and remedies which the Purchaser may have against the Seller as a result of a breach by the Seller of any of its representations, warranties and covenants under this Agreement, provided that the immediately preceding sentence shall be controlling with respect to any damage claims asserted by the Purchaser which relate to a specific item of Property. Notwithstanding the above provisions of this Section 3(b), Purchaser shall have no right to setoff any amount of the Deferred Portion of the Purchase Price unless and until all such claims of Purchaser exceed the requirements for the "Seller's Basket" as defined in Section 13(e) of this Agreement.

4. CLOSING DATE; PAYMENT OF INITIAL PORTION OF PURCHASE PRICE. The purchase and sale, and delivery, of the Property shall occur on or prior to DECEMBER 23, 1997, pursuant to this Agreement (the "Closing Date"), through a closing and settlement as described herein (the "Closing"), and shall be fully subject to the performance by Seller and Purchaser of the applicable conditions contained in this Agreement. The Closing shall occur in the offices of Krooth & Altman in Washington, D.C. at 10:00 AM (Washington, D.C. Time) or at such other





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place as the Purchaser and Seller may agree in writing.  On the Closing Date, the Initial Portion of the Purchase Price shall be paid by Purchaser as described above in immediately available funds by wire transfer.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Except as otherwise specifically disclosed to the Purchaser in DISCLOSURE FORM RE SECTION 5 (the "Disclosure Form"), which is attached hereto and made an integral part of this Agreement, Seller hereby represents and warrants to, and covenants with, the Purchaser that as of the date of this Agreement:

     5.1  AUTHORITY; NO CONFLICT.

          (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the contemplated transactions will, directly or indirectly (with or without notice or lapse of time):

               (i)       contravene, conflict with, or result in a violation of
(A) any provision of the organizational documents of the Seller, or (B) any resolution adopted by the board of directors or the stockholders of the Seller;

               (ii) to the knowledge of the Seller, after diligent inquiry, contravene, conflict with, or result in a violation of, or give any governmental body or other Person the right to challenge any of the contemplated transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller, or any of the assets owned or used by the Seller, may be subject;

               (iii) to the knowledge of the Seller, after diligent inquiry, contravene, conflict with, or result in a violation of any of the terms or requirements of any governmental authorization that is held by the Seller or that otherwise relates to the business of, or any of the assets owned or used by, the Seller;

               (iv) cause Purchaser to become subject to, or to become liable for the payment of, any tax, except such Federal, state and local taxes arising after the Closing Date and to which the Purchaser will be subject after the Closing Date in its capacity as the owner of the Property or tenant in the premises which are the subject of the Lease; or





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               (v)  result in the imposition or creation of any Encumbrance upon or with respect to any of the Property.

          (c) The Seller is not and will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the contemplated transactions except as specifically disclosed on SCHEDULE F, which schedule is attached hereto and made an integral part of this Agreement.

     5.2  [RESERVED.]

     5.3  LEGAL PROCEEDINGS; ORDERS.

          (a)  There is no pending Proceeding against the Seller:

               (i) that has been commenced by or against the Seller, except Norman Village Associates, L.L.C. v. New York Urban Servicing Co., Inc., or that otherwise relates to or may affect the Property; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this Agreement or any of the contemplated transactions; or

               (iii) that challenges the right of any of the Seller to enter into or perform its obligations under this Agreement.

     With respect to the Norman Village case, the Seller agrees (i) to indemnify and hold the Purchaser harmless with respect to said case in accordance with the indemnification provisions of this Agreement, provided that the limitation of the Seller's Basket (as defined in Section 13(e)) shall not apply, and (ii) to maintain its corporate existence and retain legally sufficient assets pending the final conclusion of such case.

          To the knowledge of Seller, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

          (b) There is no Order to which the Seller or any of the Property is subject.






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     5.4  DISCLOSURE.

          (a) No representation or warranty of the Seller in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

          (b) The information set forth in each Schedule to this Agreement is true and correct (with the exception of a reduction in unpaid principal balance of Mortgage Loans due to receipt of regularly scheduled payments of principal, and transactions occurring in the Ordinary Course of Business of the Seller), unless otherwise disclosed to the Purchaser in writing at or prior to Closing Date, and each Mortgage Loan, unless otherwise noted on Schedule A, has been fully disbursed, and no Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     5.5  [RESERVED.]

     5.6  MORTGAGE LOANS AND SERVICING RIGHTS.

          (a) Set forth on SCHEDULE A, which schedule is attached hereto and made an integral part of this Agreement, is a true and complete list, as of December 9, 1997 and December 16, 1997, as indicated, of each Investor with which the Seller has a Mortgage Servicing Agreement or a Correspondent Agreement, listing for each such Investor the Investor's name and address, and, as applicable, the aggregate principal amount and number of Mortgage Loans subject to a Mortgage Servicing Agreement or a Correspondent Agreement, the unpaid principal balance, the overall interest payable by the borrower, the maturity date, amounts of balloon payments, if any, current and previous default status, servicing fees, the applicable aggregate escrow balance under each such Mortgage Servicing Agreement, and such other terms and information as has been requested in writing by the Purchaser with respect to the Mortgage Loans;

          (b) To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, each Mortgage Loan and the related Loan Documents and Mortgage Loan File have complied with (i) all Legal Requirements applicable to such Mortgage Loan and (ii) the terms of any contracts with the applicable Investor and any schedule, statement or certificate furnished to the Investor pursuant to any of the Mortgage Servicing Agreements or the Correspondent Agreements. The Seller has not assumed any obligations with respect to the Mortgage Loans other than non-recourse servicing obligations. The Seller has complied with all guidelines, procedures, rules and regulations of the Holder and/or state banking authorities relating to the brokering, origination, underwriting and servicing of mortgage loans, which are applicable to the Seller;




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          (c)  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments and ground rents which previously became due and owing with respect to such Collateral with respect to which Seller maintains escrows have been paid;

          (d) To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, the terms of each Mortgage Loan are enforceable and have not been impaired, waived, altered or modified in any respect from the date of their origination except by a written instrument, which written instrument has been recorded if recordation is necessary to protect the interests of the owner thereof. The substance of any such waiver, alteration or modification has been communicated to and approved in writing by (i) the relevant Investor, to the extent required by the relevant Investor requirements, and (ii) the title insurer, to the extent required by the relevant policies, and its terms are reflected in the Loan Documents or the applicable Mortgage Loan File;

          (e) To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, except to the extent that the enforceability may be affected by bankruptcy or other laws affecting the rights of creditors generally, each Mortgage Loan is enforceable in accordance with its terms, is subject to no defense, offset or counterclaim, and the exercise of any right thereunder will not render the Mortgage Loan unenforceable, in whole or in part, or subject to any right of rescission, and no such right of rescission has been asserted with respect thereto.

          (f) Except as disclosed to the Purchaser on Schedule A or in the Disclosure Form, none of the Servicing is subject to recourse against the Seller for losses on liquidation of a Mortgage Loan, for borrower defaults, for the occurrence of any non-payment or for any other event;

          (g) The Seller has no notice of, or knowledge, as the primary servicer of the Mortgage Loans, of (i) any proceeding pending or threatened for the partial or total condemnation of any of the property securing a Mortgage Loan or that all or any part of the property securing a Mortgage Loan has been or will be condemned or (ii) any casualty affecting any portion of the property securing a Mortgage Loan;

          (h) Except as disclosed on Schedule A, there are no payment arrearages with respect to any Mortgage Loan nor to the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, any events which, with the giving of notice or the passage of time, or both, would constitute a payment default;

          (i) The Seller is under no obligation to make any future advances under any of the Mortgage Loans. To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, all agreements to provide future funding from Investors are in full force and





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effect and the Sellers have no reason to believe that such funding will not be available as and when necessary;

          (j) To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, all of the real property and improvements included in the Collateral securing the Mortgage Loans comply in all material respects with all applicable zoning, land use, environmental and other Legal Requirements applicable to the property or the related borrower as well as any regulatory agreement or restrictive covenant affecting the Collateral;

          (k) To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, each of the Mortgage Loans complies with or is exempt from applicable Legal Requirements pertaining to usury, and the requirements of all applicable Legal Requirements governing consumer credit and truth-in-lending have been complied with respect to each Mortgage Loan;

          (l) To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, there are no structural defects affecting any of the improvements included in the Collateral securing the Mortgage Loans;

          (m) The Seller has filed or caused to be filed all necessary UCC financing statements, including all necessary extension statements, in the appropriate offices to perfect and maintain the first Lien security interest in all Collateral for which such filings are necessary;

          (n) The Seller has not received notice of a servicing impropriety for any of the Mortgage Loans, and each Mortgage Loan serviced by the Seller has been properly serviced and accounted for in all respects in accordance with standard mortgage banking industry practices, all Legal Requirements and all requirements of the Investor. To the extent that any applicable Legal Requirement in any jurisdiction or of any Investor requires the payment of interest on escrow accounts by the Seller with respect to any particular Mortgage Loan, all such interest has been properly paid. All amounts payable in respect of a Mortgage Loan or the property covered by a Mortgage which the Seller is responsible for paying, directly or on behalf of a mortgagor, have been paid when due and payable, and, to the best knowledge of the Seller as the primary servicer of the Mortgage Loans, there are no delinquencies with respect to any of such amounts payable by the applicable mortgagors. There are no pending, or, to the best of Seller's knowledge, threatened, claims by any Investor against the Seller relating directly or indirectly to any Mortgage Loan or any Mortgage Servicing Agreement. The Seller has no notice of any default by other parties under any Mortgage Servicing Agreement. No material default of the Seller exists under any Mortgage Servicing Agreement, including any default arising with notice or lapse of time, or both;





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          (o)  Each Mortgage Loan File is complete in all material respects and is in accordance with the requirements of the Holder , and all monies received with respect to each Mortgage Loan have been properly accounted for and applied;

          (p) Except as disclosed to the Purchaser in the Disclosure Form, the Seller has properly conducted, in all material respects, an escrow analysis for each Mortgage Loan within the twelve (12) month period immediately preceding the Closing Date. All books and records with respect to each such Mortgage Loan are in good condition and are adjusted to reflect properly the results of the escrow analysis. The Seller has delivered notification to the mortgagor under each such Mortgage Loan of all payment adjustments resulting from such escrow analysis;

          (q) All Mortgage Loans with adjustable rates, if any, have been timely and appropriately adjusted, in all material respects, and the mortgagors appropriately advised where it is the obligation of the Seller to do so. To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, all buydown funds with respect to such Mortgage Loans have been properly applied;

          (r) To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, no amounts are owing to HUD or any other entity with respect to Mortgage Loans in the Mortgage Servicing Portfolio for overpaid subsidies. No amounts are owing to the Seller by mortgagors or anyone else with respect to Mortgage Loans in the Mortgage Servicing Portfolio for overpaid subsidies;

          (s) Each Mortgage Loan is a performing loan, under the original or modified terms thereof, and, to the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, is not materially in default except as may be specifically disclosed in Schedule A. For purposes of this Agreement, a performing loan is a Mortgage Loan which is not more than thirty (30) days delinquent or not affected by pending or threatened litigation, including foreclosure or bankruptcy;

         (t) To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, (i) the Mortgage Loans have been accepted by the Holder pursuant to the Holder's requirements, and (ii) no act or omission of the Seller would result in, and no facts or circumstances known to the Seller as the primary servicer of the Mortgage Loans exist which would result in the Mortgage Loans being ineligible for purchase or investment by the respective Holder.

          (u) [RESERVED.]

          (v) No advance or advances on behalf of the mortgagor have been made by the Seller or are chargeable to the Seller;

          (w) Seller is maintaining the Escrow Accounts in accordance with Legal Requirements and with the Holder's requirements, free of any liens, charges, or Encumbrances, other than the rights of the Holder and the mortgagor under the Mortgage Loan, and Seller has full right to sell, assign, and transfer legal title to the Servicing and all of its custodial rights and interests in and to the Escrow Accounts pursuant to this Agreement free of all Encumbrances;

          (x) To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, and in sole reliance upon the applicable policy of title insurance, the mortgage, deed of trust, or deed to secure debt ("mortgage") is a valid, subsisting, and enforceable first lien or, if approved by Holder, second lien, on the mortgaged property, including all buildings on the mortgaged property; such lien is subject only to (i) the lien of the current real property taxes and assessments not yet due and payable, and (ii) covenants, conditions and restrictions, rights of way, easements, and other matters of the public record which are acceptable to Holder and mortgage institutions generally, and which are specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and to the Holder;

          (y) To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, and in sole reliance upon the applicable policy of title insurance, any security agreement, chattel mortgage, or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, and enforceable first lien and first priority security interest on the property described therein and no act or omission of the Seller has impaired or could impair the lien of such security agreement, chattel mortgage or equivalent document;

          (z) To the best knowledge of the Seller, as the primary servicer of the Mortgage Loans, a valid policy of title insurance has been issued for each of the Mortgage Loans in an amount not less than the Mortgage Loan amount, and is in full force and effect;

          (aa) The mortgaged property is insured under customary property insurance policies against insurable risks and hazards as required by Holder, and such insurance is in amounts which are not less than the amount necessary to meet the requirements of Holder, and all premiums for such insurance have been paid as required by the policies through the Closing Date, except as disclosed to and approved in writing by Purchaser;

          (bb) Seller has not received written notice of any intention to prepay any Mortgage Loan;

          (cc) The Escrow Accounts are not subject to any agreements regarding investment except as has been expressly disclosed in writing to the Purchaser.

For purposes of this Section 5.6, the phrase "to the best knowledge of the Seller, as the primary servicer of the Mortgage Loans" shall mean that the Seller will be deemed to have knowledge of a particular fact or matter (i) if a director or officer of the Seller is actually aware of such fact or matter, or
(ii) if such director or officer could reasonably be expected to be aware of such fact or matter in the course of serving as a director or officer of the Seller in the fulfillment of the duties of the Seller as a primary servicer of multifamily and commercial mortgage loans in a manner consistent with the standards of care, skill, prudence and diligence customarily required of primary servicers of multifamily and commercial mortgage loans for institutional investors which hold such mortgages for their own account. The Seller hereby represents to the Purchaser, and the Purchaser acknowledges and accepts, that with respect to each of the Mortgage Loans, except those Mortgage Loans designated as "FHA Seller and Servicer Loans" and "ContiFinancial Loans" in Schedule A, the Seller has acted solely as a broker or correspondent and did not underwrite or make any of the Mortgage Loans, and did not sell, assign or deliver any of the Mortgage Loans to any of the Investors, and that all of the Seller's representations and warranties in this Section 5.6 with respect to the Mortgage Loans are given by the Seller only in its capacity as the primary servicer of the Mortgage Loans. Further, with respect to each of the Mortgage Loans, except those Mortgage Loans designated as "FHA Seller and Servicer Loans" and "ContiFinancial Loans" in Schedule A, the Seller hereby represents to the Purchaser, and the Purchaser acknowledges, as follows:

    (A) Each of the Investors independently engages legal counsel to closed said Mortgage Loans and environmental and engineering firms to inspect the Collateral, and each of the Investors otherwise conducted its own due diligence in which Seller did not participate;

    (B) The Seller did not review any documents or reports with respect to said Mortgage Loans, including without limitation, loan documents, title reports, engineering reports and environmental reports, all of which were presumably reviewed by the Investor and its representatives;

    (C) In any cases where there have existed any problems or issues concerning Mortgage Loans or Collateral, such problems or issues, including without limitation, title, environmental or engineering problems or issues, were addressed by the Investor or its legal counsel, and the Seller did not participate in these discussions, nor, as a general matter, was it made aware of said problems or issues; and

     (D) The Seller has made no independent investigation or inquiry with respect to the truth or falsity or any representation or warranties regarding such Mortgage Loans, other than is reasonable and customary as the primary servicer of the Mortgage Loans.

     5.7 GOVERNMENTAL CONSENTS. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority is required on the part of the Seller in connection with the execution and delivery of this Agreement or the other transactions to be consummated at the Closing, as contemplated by this Agreement.

     5.8 TRANSFER FREE FROM ENCUMBRANCES.  Except as provided in this Section
5.8 or otherwise disclosed to Purchaser on any of the Schedules or on the Disclosure Form attached to this Agreement, Seller is the sole owner of, and has good and marketable title, free and clear of all Encumbrances, to the Servicing, the Pending Business and the Assets, and is custodian of the Escrow Accounts, and the transfer, assignment and delivery of the Servicing, the Pending Business and the Assets, and the Seller's rights and interests in the Escrow Accounts, the Mortgage Servicing Agreements and the Correspondent Agreements, and the Leases, in accordance with the terms and conditions of this Purchase Agreement will vest in Purchaser all rights therein free and clear of any and all interests, liens, security interests, claims, charges, defenses, offsets, and Encumbrances of any kind or nature whatsoever, including but not limited to those of Seller, except as to those rights of an Investor pursuant to the applicable Mortgage Servicing Agreement or Correspondent Agreement.

     5.9 FINANCIAL STATEMENTS OF SELLER. Seller has delivered to Purchaser its audited financial statements as of and for the year ended December 31, 1996, its unaudited balance sheet as of September 30, 1997, and its monthly, unaudited income statement for the month ended September 30, 1997 (collectively the "Financial Statements"). The Financial Statements have been prepared in accordance with the accounting basis used for Federal income tax purposes, fairly present the financial condition and results of the operations of Seller, and are consistent with the books and records of Seller. Since the date of the Financial Statements, there has been no change which has had or could reasonably be expected to have, together with all other changes, a material adverse effect in the business, financial condition, results of operations or properties of Seller.

     5.10 SALE OF SUBSTANTIALLY ALL OF SELLER'S ASSETS. Seller represents and warrants to, and covenants with, the Purchaser that the sale of the Property to the Purchaser under this Agreement constitutes a sale of substantially all of the assets of the Seller, and Seller further represents and warrants to, and further covenants with, the Purchaser that (i) such a sale will not constitute or be deemed to be a preference or fraudulent conveyance to the Purchaser, and (ii) all legal requirements of the State of New York and of the State of New Jersey, the state of the Seller's incorporation, and Federal law, if any, relating to a sale of its assets, including but not limited to all necessary notices and public filings, have been complied with by the Seller or shall be complied with on or before the Closing Date.

     5.11 ACCESS TO SELLER'S BUSINESS PREMISES, ETC.   Between the date of this
Agreement and the Closing Date, Seller will afford Purchaser and its representatives (collectively, "Purchaser's Advisors") full and free access during normal business hours to the Seller's personnel, properties, contracts, books and records, and other documents and data, (b) furnish

Purchaser and Purchaser's Advisors with copies (at Purchaser's cost) of all such contracts, books and records, and other existing documents and data as Purchaser may reasonably request, and (c) furnish Purchaser and Purchaser's Advisors with such additional financial, operating, and other data and information as Purchaser may reasonably request, provided however that such material must reasonably relate to the Property.

     5.12 SELLER'S CONTINUATION OF BUSINESS. Between the date of this Agreement and the Closing Date, Seller will:

          (i)  conduct its business only in the Ordinary Course of Business;
and

          (ii) use its Best Efforts to preserve intact its current business organization, keep available the services of its current officers, employees, and agents, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Seller.

     5.13 NON-SOLICITATION OF OFFERS. Until such time, if any, as this Agreement is terminated, Seller will not, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person (other than Purchaser) relating to any transaction involving the sale of its business or assets (other than in the ordinary course of business, and other than assets which are not part of the Property), or any merger, consolidation, business combination, or similar transaction involving the Seller.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller that as of the date of this Agreement and as of the Closing Date:

     (a) Purchaser, as of the date hereof and as of the Closing Date, (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has full authority to execute and deliver this Purchase Agreement and all documents required pursuant hereto and to perform all of the obligations set forth hereunder and thereunder; (iii) this Purchase Agreement evidences the valid, binding and enforceable agreement of Purchaser; and (iv) neither the execution of this Agreement nor the consummation of the transactions described herein is a violation of the Purchaser's articles of incorporation, bylaws or other organization documents, or of any agreement, contract, law, judgment, order, rule or regulation by which Purchaser is bound;

     (b) Purchaser has sufficient funds available to it to purchase all of the Property on the terms set forth herein, including but not limited to the ability to pay the Deferred Portion of the Purchase Price; and

     (c) No consents need be obtained by the Purchaser from any third-party other than its parent in order for the Purchaser to execute, deliver and perform its obligations under this Agreement.

7. MORTGAGE LOAN FILE AND ESCROW ACCOUNTS. Not later than the Closing Date, the Seller shall deliver to Purchaser at Purchaser's offices in New York, the Mortgage Loan File for each of the Mortgage Loans, and the Seller shall, if requested by the Purchaser and to the extent permitted under any applicable Servicing Agreement, on that same date transfer to the Purchaser or to Purchaser's order, in immediately available funds pursuant to written instructions from the Purchaser, all funds, accounts or investments related to the applicable Mortgage Loans and Escrow Accounts.

8.   FUNDING DOCUMENTS.

     (a) On or prior to the Closing Date, and as a specific condition to Purchaser's obligation to close hereunder, Seller shall deliver to Purchaser the following documents:

          (i) Seller's Certificate, in the form of EXHIBIT A attached hereto, with all attachments referenced therein;

          (ii) a signed opinion of Seller's counsel substantially in the form of EXHIBIT B attached hereto;

          (iii) bills of sale and assignment, and other instruments of conveyance, sale, transfer and assignment, in form reasonably acceptable to Purchaser and its counsel effectively vesting in Purchaser good and marketable title to the Property to the extent of Seller's legal or beneficial interest therein free and clear of any liens or Encumbrances except to the extent provided in Section 5.8 or otherwise disclosed to the Purchaser on any of the Schedules attached to this Agreement or on the Disclosure Form;

          (iv) A UCC, lien and judgment search for the State of New York, the City of New York, the County of New York, the State of New Jersey and the County wherein the principal office of the Seller is located, and all UCC termination statements sufficient to satisfy and terminate all security interests and other Encumbrances on the Property;

          (v) any consents and approvals required under this Agreement in connection with the Closing Date, and evidence of compliance with all laws relating to the sale of substantially all of the Seller's assets, if applicable;

          (vi) the Mortgage Loan File for each of the Mortgage Loans and, in immediately available funds pursuant to written instructions from the Purchaser, all funds, accounts or investments related to the applicable Mortgage Loan and the Escrow Accounts and

          (vii) such other documents as Purchaser and its counsel may reasonably request prior to the Closing Date to effectuate the transactions contemplated by this Agreement.

     (b) On or prior to the Closing Date, and as a specific condition to the Seller's obligation to close hereunder, Purchaser shall deliver to Seller assumption agreements pursuant to which Purchaser assumes the responsibilities of the Seller associated with the Leases, the Licenses, any equipment leases, and the Mortgage Servicing Agreements and Correspondent Agreements, along with:

          (i) Purchaser's Certificate, in the form of EXHIBIT C attached hereto, with all attachments referenced therein;

          (ii) a signed opinion of Purchaser's counsel substantially in the form of EXHIBIT D attached hereto; and

          (iii) such other documents as the Seller and its counsel may reasonably request prior to the Closing Date.

9. CONDITIONS OF CLOSING. The respective obligations of Purchaser and Seller to complete the transactions contemplated hereby are subject to the fulfillment on or prior to the Closing Date of each of the following conditions (unless the context indicates that the condition is for the benefit of one of the parties and the condition is specifically waived in writing by that party):

     (a) PERFORMANCE. Seller and Purchaser shall each have performed all of its covenants and agreements contained herein which are required to be performed by it on or prior to the Closing Date;

     (b) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller and Purchaser set forth in this Agreement shall be true on the Closing Date and shall survive the Closing Date except as otherwise expressly set forth herein;

     (c) REGULATORY REQUIREMENTS; APPROVALS. Seller and Purchaser shall have complied with each and every Legal Requirement and each and every applicable requirement of each Holder necessary to transfer the Pending Business, the Servicing and the Assets, and to have the Purchaser assume the Mortgage Servicing Agreements, the Correspondent Agreements, the Leases, the Licenses and the leases of any equipment, and the Seller shall have obtained the approvals and consent of each Investor, and, to the extent such approvals are required, each landlord on the Leases and each licensor on the Licenses, of the transactions contemplated by this Agreement.

     (d) ASSUMPTION OF CERTAIN OBLIGATIONS BY PURCHASER. With the written consent of each respective landlord and Investor, and licensor as deemed necessary, the Purchaser shall, as of the Closing Date, assume, or become the assignee of, the Seller's obligations under the Mortgage Servicing Agreements, the Correspondent Agreements, the Licenses, if necessary, and the Leases.

     (e) TRANSFER AND ASSIGNMENT OF PENDING BUSINESS. At Closing Date, Seller shall assign all of its rights, title and interest in and to the Pending Business to the Purchaser, and Purchaser shall process all Pending Business, and upon issuance of an Investor commitment, the Purchaser shall proceed to loan closing in accordance with the requirements of the applicable Investor. Purchaser shall use its best efforts and allocate the necessary resources to maximize the number of loans that may be processed and closed from the Pending Business. Purchaser shall retain all fees payable in connection with the Pending Business mortgage loans which are designated as transferred to Purchaser on Schedule B which are closed, and Purchaser shall pay, upon the applicable loan closing date, all loan commissions and/or loan broker fees payable in connection with the closed loan.

     (f) EMPLOYMENT OF CERTAIN PERSONS BY THE PURCHASER. Seller and Purchaser agree that Purchaser's obligations under this Agreement are specifically conditioned upon the employment by Purchaser of FRANK HARVEY AND JOHN G. LAMA, and those persons listed on SCHEDULE G, which Schedule is attached hereto and made an integral part hereof. Purchaser and Messrs. Harvey and Lama shall, at the Closing Date, enter into employment agreements which are mutually acceptable to the respective parties thereto, and are in a form substantially similar to the form of employment agreement which is attached hereto as EXHIBIT E.

     With regard to any of the employees of Seller as of the Closing Date other than Messrs. Harvey and Lama, and those not listed on Schedule G, Purchaser may, in its sole discretion, offer employment to any or all of such employees on such terms and conditions as Purchaser may in its sole discretion determine. The Seller hereby grants to the Purchaser the right to make any and all offers of employment and agrees not to interfere with such offers in any manner. Further, Purchaser agrees that it will cover, as of the Closing Date, all employees of Seller hired by Purchaser under Purchaser's medical benefit plan with waivers of all preexisting condition limitations and waiting period limitations. Further, to the extent allowed by law and the terms of any retirement or 401(k) plan of the Purchaser (the "Plan"), Purchaser will allow all employees of Seller hired by Purchaser to participate in the Plan and will allow such employees to transfer their account balances from any 401(k) plan of Seller to the Plan. Further, with respect to such employees hired by the Purchaser, the Purchaser shall permit each of said employees to retain and be credited as an employee of the Purchaser with any vacation time accrued by such employees while employed by the Seller and which is unused as of the Closing Date.

     (g) PRORATION OF CERTAIN EXPENSES. Seller and Purchaser agree that the total rent payable pursuant to the Leases and telephone expenses attributable to the applicable leased premises (and expenses attributable to such other items as the Purchaser and Seller may mutually agree in writing on or before the Closing Date) shall be prorated as of the Closing Date, and the Seller shall be reimbursed on the Closing Date for any of such costs paid prior to the Closing Date but which are allocable to rent and expenses for the period after the Closing Date. Seller and Purchaser further agree to prorate as of the Closing Date all personal property taxes payable with respect to the Property.

     (h) DELIVERY OF DOCUMENTATION TO PURCHASER. Seller and Purchaser agree that Purchaser's obligations under this Agreement are specifically conditioned upon the Purchaser's receipt not later than DECEMBER 18, 1997 in its offices in Vienna, Virginia, true and accurate copies of each Mortgage Servicing Agreement, each Correspondent Agreement, each Lease, each License, each lease for equipment, and each Contract which is listed in Schedule E, and copies of such other documents, correspondence, and records of the Seller or in the possession of the Seller which the Purchaser requests as being reasonably necessary with respect to its purchase of the Property.

10. INTENTION OF THE PARTIES. It is the intention of the parties that Seller is selling, and Purchaser is purchasing the Servicing and all of the Seller's custodial rights in the Escrow Accounts, the Pending Business and the Assets. Accordingly, Seller and Purchaser each intend to treat the transaction for federal income tax purposes as a sale by Seller and a purchase by Purchaser of the Seller's interest in the Property. The parties to this Agreement agree to allocate the Purchase Price in accordance with the allocation specified in SCHEDULE H which is attached hereto and made an integral part of this Agreement, and to make their respective income tax filings on a basis consistent with said Schedule G.

11. GOVERNING LAW. This Purchase Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

12   BROKERAGE.  Each party represents and warrants that it has not used the services of a broker or any other intermediary other than Bildner Capital Corp., and that the Purchaser agrees that it shall be solely responsible for the payment of any and all fees and expenses of Bildner Capital Corp. with respect to the transactions contemplated by this Agreement. Seller and Purchaser will indemnify and hold the other harmless against all loss or damage relating to claims to the contrary.

13.  INDEMNITY.

     (a) All of the Seller's and the Purchaser's statements, representations and warranties contained in this Agreement shall be true as of the Closing Date and such other date as specifically stated herein. Each party shall indemnify the other's costs, fees, and expenses heretofore or hereafter resulting from any claim, demand, defense, or assertion based on, grounded upon or resulting from, any untrue statement or a breach of the warranties, representations, agreements and covenants of such party contained in this Agreement.

     (b) The Purchaser shall indemnify the Seller and hold the Seller harmless against any losses, damages, reasonable legal fees and related costs, judgments, and other costs, fees and expenses resulting from any claim, demand, defense or assertion based on, grounded upon or resulting from any event, act or omission by the Purchaser with respect to the Property occurring after the Closing Date, and with respect to any (i) Breach by the Purchaser of any of its representations, warranties and agreements in this Agreement, and (ii) any failure by the Purchaser to perform any covenant, undertaking or obligation under this Agreement, including, without limitation, the obligations assumed by the Purchaser pursuant to Section 1 of this Agreement.

     (c) The Seller shall indemnify the Purchaser and hold the Purchaser harmless against any losses, damages (which damages may include incidental and consequential damages if such damages are from a claim involving reimbursement of the Purchaser for claims of third parties or payment to third parties in satisfaction of claims that such third parties have brought against the Purchaser for which indemnification is sought from the Seller, but which damages specifically exclude incidental and consequential damages relating to any claims that may be made directly against the Seller by the Purchaser), reasonable legal fees and related costs, judgments, and other costs, fees and expenses resulting from any claim, demand, defense or assertion based on, grounded upon or resulting from any event, act or omission by the Seller with respect to the Property occurring prior to the Closing Date (excluding obligations and liabilities related to the specific assumption by the Purchaser under this Agreement of any of the Seller's liabilities for the period after the Closing Date), and with respect to any (i) Breach by the Seller of any of its representations, warranties and agreements in this Agreement, and (ii) any failure by the Seller to perform any covenant, undertaking or obligation under this Agreement.

     (d) The Purchaser immediately shall notify the Seller of any claim, demand, defense or assertion in writing promptly after receiving notice of any threatened or pending action, lawsuit, proceeding or other claim, including but not limited to any claim or request for repurchase. Seller shall have the right to contest such action, lawsuit, proceeding or other claim and to assume and control the defense thereof, and the Purchaser shall not settle or compromise such action, lawsuit, proceeding or other claim without the written consent of the Seller.

     (e)  (i)    Notwithstanding any other provision of this Section 13,
Purchaser shall not be entitled to assert any claim for indemnification against Seller unless and until all claims of Purchaser for indemnification hereunder exceed in the aggregate [*] (the "Seller's Basket") at which time all claims of Purchaser for indemnification in excess of Seller's Basket may be asserted.

          (ii) Seller's aggregate obligations to indemnify the Purchaser under this Agreement shall be limited as follows:
                                       [*]

          (iii) Further, the Seller shall not have any liability to Purchaser under the indemnification provisions of this Agreement to the extent that the existence of such liability, breach, or falsity of the representation upon which such liability is based is disclosed in any of the certificates of the Seller delivered to the Purchaser pursuant to this Agreement, the Schedules attached hereto or otherwise disclosed in a written notice to Purchaser prior to the Closing Date. None of the limitations provided in this Section 13(e) of this Agreement on the obligation of the Seller to indemnify the Purchaser under this Agreement shall apply to any claim, demand, defense or assertion of the Purchaser based on, grounded upon or resulting from any fraud or willful misconduct of the Seller.

     (f) The foregoing indemnification is given solely for the purpose of protecting the parties to this Agreement and their successors and assigns, and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon any other Person.

14. SURVIVAL. All representations and warranties contained herein, the indemnities described herein, and such other obligations hereunder which by their terms are to be performed after the Closing Date, shall survive the Closing for a period of [*] years from the Closing Date, except to the extent that any claim or demand is based on, or grounded upon or resulting from any fraud or willful misconduct, and shall be fully enforceable as to any claim made under this Agreement. For the purposes of this Agreement generally, any claim by a party hereto upon the other must be in writing and must conform to the Notice requirements of this Agreement. Additionally, with respect to any claims or demands relating to indemnification rights under this Agreement, such claims must be made within the aforesaid [*] period, except to the extent that any claim or demand is based on, or grounded upon or resulting from any fraud or willful misconduct, in which event no time limitation is applicable.

15. REFINANCING. Seller agrees that it will not directly solicit any owners of the properties covered by the Mortgage Loans for the purpose of refinancing any of said Mortgage Loans.





----------------

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by "*" have been seperately filed with the commission.

16. FURTHER COOPERATION. Each party will cooperate with the other to the extent reasonably necessary to effect the transfer of the Property.

17. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter hereof, and supersedes any and all prior agreements, representations, and understandings of the parties, written or oral. No addendum, supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

18. CONSTRUCTION. In this Agreement, the singular includes the plural; the plural, the singular; and the paragraph headings of this Agreement are created for convenience only, and do not in any manner limit or expand this Agreement and do not constitute a part of this Agreement. References to any paragraph, section, article, exhibit or schedule are to a paragraph, section, article, exhibit or schedule of this Agreement unless otherwise specified herein.

19. SEVERABILITY CLAUSE. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any provision shall not invalidate or render unenforceable such provision in any other jurisdiction. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

20. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

21.  [RESERVED.]

22.  NON-COMPETITION.

     (a) As an inducement for the Purchaser to enter into this Agreement and as additional consideration for the consideration to be paid to Seller under this Agreement, Seller agrees that:

          (i)  For a period of  * after the Closing Date:

               (A) Seller will not, under any name or utilizing any form of business association, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, lend Seller's name or any similar name to, lend Seller's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Purchaser, anywhere within the United States, provided, however, that Seller may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Seller agrees that this covenant is reasonable with respect to its duration, geographical area and scope; and

               (B) Seller will not, under any name or utilizing any form of business association, directly or indirectly, either for itself or any other person, solicit the business of any person known to Seller to be a customer of the Purchaser, whether or not Seller had personal contact with such person, with respect to products or activities which compete in whole or in part with the products or activities of the Purchaser; and

               (C) In the event of a breach by Seller of any covenant set forth in this section of this Agreement, the term of such covenant will be extended by the period of the duration of such breach.

     (b) The Purchaser acknowledges that Seller has valuable correspondent relationships with those investors identified in Schedule C. Following the Closing, the employees of the Purchaser's New York City office may place mortgage loans with such investors to the exclusion of other investors with which the Purchaser places mortgage loans so long as such investors are competitive with the Purchaser's other investors.

     (c) Notwithstanding anything in this Agreement to the contrary, Seller's continuing ownership of Urban/Poole & Heath, L.L.C. and Bridge Funding shall not be prohibited by this Agreement, and Seller may continue to receive servicing fees with respect to those FHA-insured mortgage loans and those prospective FHA-insured mortgage loans which are the subject of pending applications, all of which loans and prospective loans are identified in
SCHEDULE I, which schedule is attached hereto and made an integral part hereof.


     (d) Notwithstanding anything in this Agreement to the contrary, in the event that (i) the Purchaser terminates its operations in New York City, (ii) the Purchaser sells all or



---------------------

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by "*" have been seperately filed with the commission.

substantially all of its to an unaffiliated entity and thereafter any of the Correspondent Agreements or Mortgage Servicing Agreements is terminated by an Investor because of such sale, or (iii) the Purchaser breaches its obligation under this Agreement with respect to the payment of the Deferred Portion of the Purchase Price payable to the Seller pursuant to this Agreement, then Seller shall from that time not be subject to Section 22(a), and the Purchaser agrees to re-convey the Corporate Name to the respective Seller at a price of $1.00.

23. REMEDIES. If either party to this Agreement breaches any of its representations, warranties or covenants set forth in this Agreement, then the other party will be entitled to the following remedies:

     (a) Actual and direct damages (including reasonable fees and expenses of counsel) and;

     (b) To offset against any and all amounts owing to the other party under this Agreement any and all amounts which are equal to its actual and direct damages (including reasonable fees and expenses of counsel).

     The rights and remedies of the parties to this Agreement are cumulative and not alternative, provided however, the indemnification provisions contained in Section 13 shall be the exclusive remedy for Breach of any representation or warranty contained in Section 5, except to the extent that a Breach is based on, or grounded upon or resulting from any fraud or willful misconduct of the Seller.

     In addition to its right to damages and any other rights it may have, the Purchaser shall have the right to obtain injunctive or other equitable relief against the Seller to restrain any breach or threatened breach or otherwise to enforce by specific performance the provisions of paragraph 22 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Purchaser for, and would be an inadequate remedy for, a breach of paragraph 22.

24. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

     (a)  By mutual consent of the Purchaser and the Seller;

     (b) By the written notice of Purchaser if (i) there has been a material misrepresentation, breach of warranty or breach of covenant or obligation by the Seller under this Agreement, and such breach has continued without cure for thirty (30) days after such notice, or (ii) any of the Conditions of Closing Date set forth in paragraph 9 or if the provisions of paragraph 8(a) of this Agreement have not been met on the Closing Date, and, in each case, the Purchaser is not then in material default of its obligations hereunder; or

     (c) By the written notice of Seller if (i) there has been a material misrepresentation, breach of warranty or breach of covenant or obligation by the Purchaser under this Agreement, and such breach has continued without cure for thirty (30) days after such notice, or (ii) any of the Conditions of Closing Date set forth in paragraph 9 or if the provisions of Section 8(b) of this Agreement have not been met on the Closing Date, and, in each case, the Seller is not then in material default of its obligations hereunder.

     (d) In the event that this Agreement is terminated pursuant to any of the reasons provided in this Section 24, all terms and provisions of this Agreement shall terminate, except for the terms and provisions of Sections 11, 12, 19, 20, 24(d), 25(a), 25(c), 25(d), 25(e) and 25(h), which shall survive any termination of this Agreement.

25.  GENERAL PROVISIONS.

     (a) EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     (b) PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as is mutually agreeable to Seller and Purchaser. Unless consented to by the Purchaser and the Seller, as the case may be, in advance or required by legal requirements, prior to the Closing Date Seller and Purchaser, as the case may be, shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person, except as may be necessary to perform this Agreement. Seller and Purchaser will reach agreement with each other concerning the means by which the Seller's employees, customers, and suppliers and others having dealings with the Seller will be informed of the sale of the Property, and Purchaser will have the right to be present for any such communication.

     (c) CONFIDENTIALITY. Purchaser and Seller shall maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Purchaser and the Seller to maintain in confidence, any written, oral, or other information obtained in confidence in connection with this Agreement, including, but not limited to, all financial information with respect to the Purchaser and the Seller, and information with respect to the Investors and the Mortgage Loans and the borrowers thereunder, unless (a) such information is already known to such party or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the sale of the Property, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the sale of the Property is not consummated, each party will return or destroy as much of such written information as the other party may reasonably request and certify in writing to the other party that it has done so, and neither party will use in any manner such information without the prior written consent of the other.

     (d) NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:             New York Urban Servicing Co., Inc.
                    119 East 38th Street
                    New York, New York  10016

                    Attention:     Frank Harvey and John G. Lama
                    Facsimile No.: 212-779-0907

with a copy to:     Lasser Hochman, L.L.C.
                    75 Eisenhower Parkway
                    Roseland, New Jersey  07068

                    Attention:     David Silver, Esq.
                    Facsimile No.: 973-226-2700

Seller:             NY Urban West, Inc.
                    c/o New York Urban Servicing Co., Inc.
                    119 East 38th Street
                    New York, New York  10016

                    Attention:     Frank Harvey and John G. Lama
                    Facsimile No.: 212-779-0907
with a copy to:     Lasser Hochman, L.L.C.
                    75 Eisenhower Parkway
                    Roseland, New Jersey  07068

                    Attention:     David Silver, Esq.
                    Facsimile No.: 973-226-2700

Purchaser:          Washington Mortgage Financial Group, Ltd.
                    1593 Spring Hill Road, Suite 400
                    Vienna, Virginia  22182

                    Attention:     Howard S. Perkins
                                   Executive Vice President
                    Facsimile No.: 703-610-1401

with a copy to:     Krooth & Altman
                    1850 M Street, N.W., Suite 400
                    Washington, D.C. 20036

                    Attention:      Patrick J. Clancy, Esq.
                    Facsimile No.:  202-872-0145

     (e) JURISDICTION; SERVICE OF PROCESS. If a dispute arises out of or relates to this Agreement, or its breach, and if the dispute cannot be settled through direct and discrete discussion, the parties hereto agree first to endeavor to settle the dispute in an amicable manner by a one-time mediation, under the applicable provisions of Chapter 21.2 of the Code of Virginia,
Section 8.01-581.21 et seq. before recourse to a judicial or other forum. This provision shall not apply in the event either party is seeking an injunction. The cost of any such mediation shall be borne equally by the Purchaser and the Seller. Any action or proceeding in litigation seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Virginia, County of Fairfax, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Virginia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     (f) FURTHER ASSURANCES. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     (g) WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     (h) ASSIGNMENTS; SUCCESSORS; AND THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other party, except that the Purchaser may assign any of its rights under this Agreement to its subsidiary, WMF/Huntoon, Paige Associates Limited, in which case the Purchaser shall remain liable for each of its obligations to the Seller under this Agreement, and the shareholders of Seller shall succeed to the right to receive the Deferred Portion of the Purchase Price upon any liquidation or dissolution of Seller after the Closing Date. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement and their permitted assigns any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

     (i) TIME OF THE ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.





                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                    WASHINGTON MORTGAGE FINANCIAL GROUP, LTD.


                    By:
                        ----------------------------------------------

                    Its
                        ----------------------------------------------


                    NEW YORK URBAN SERVICING CO., INC.



                    By:
                        ----------------------------------------------

                    Its
                        ----------------------------------------------



                    NEW YORK URBAN WEST, INC.



                    By:
                        ----------------------------------------------

                    Its
                        ----------------------------------------------

                           SCHEDULES AND ATTACHMENTS



Schedule A - Mortgage Loans
Schedule B - Pending Business
Schedule C - List of Mortgage Servicing Agreements, Correspondent Agreements
               and Sharing Agreements
Schedule D - Leases, Licenses and Contracts
Schedule E - Assets (including equipment leases)
Schedule F - Required Approvals and Consents
Schedule G - List of Persons to be Employed by Purchaser
Schedule H - Allocation of Purchase Price
Schedule I - List of FHA-insured loans and prospective loans with Excess
               Servicing Fee

Disclosure Form Re Section 5

Exhibit A - Form of Seller's Certificate
Exhibit B - Form of Seller's Counsel Opinion
Exhibit C - Form of Purchaser's Certificate
Exhibit D - Form of Purchaser's Counsel Opinion
Exhibit E - Form of Employment Agreement